Exhibit 23.1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

HAHA Generation Corp.
4F, No. 132, Songshan Road,
Xinyi District, Taipei City, 110
Taiwan (Republic of China)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2015, in the Registration Statement (Form S-1) and related Prospectus of HAHA Generation Corp.

/s/    KCCW Accountancy Corp
Diamond Bar, California
October 15, 2015

KCCW Accountancy Corp.  22632 Golden Springs Dr. #230, Diamond Bar, CA 91765 USA
Tel: +1 909 348 7228 • Fax: +1 909 895 4155 • info@kccwcpa.com